SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 3, 1996


                               Dime Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)




     Delaware                       1-13094                  11-3197414
(State or Other Jurisdiction)     (Commission              (IRS Employer
                                   File Number)          Identification No.)


     589 Fifth Avenue
     New York, New York                                       10017
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (212) 326-6170


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.   Other Events.

          On December 3, 1996, Dime Bancorp, Inc. ("Dime") and BFS Bankorp, Inc. ("BFS") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for the merger of a wholly owned subsidiary of Dime with and into BFS, with BFS as the surviving corporation becoming a wholly owned subsidiary of Dime (the "Merger").

          Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share ("BFS Common Stock"), of BFS issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than certain excepted shares, will be converted into the right to receive $52.00 in cash, without interest, from Dime (the "Merger Consideration"); provided, that if the Effective Time occurs after June 1, 1997, the Merger Consideration payable per share will increase by $0.01 per day during the period beginning on but excluding June 1, 1997 through and including the date on which the Effective Time occurs. The Merger Agreement may be terminated according to the circumstances set forth therein, including by either Dime or BFS if the Effective Time has not occurred on or prior to July 31, 1997.

          The Merger is subject to regulatory approvals, the approval of the stockholders of BFS and the satisfaction of other certain terms and conditions as set forth in the Merger Agreement.

          As an inducement and condition to Dime's entering into the Merger Agreement, the holders of a majority of the outstanding shares of BFS Common Stock entered into agreements with Dime in which they agreed to vote in favor of the Merger and, in some cases, to make payments to Dime should BFS consummate an acquisition transaction with a third party. In addition, the Merger Agreement provides for the payment by BFS of a fee of $3 million if the Merger Agreement is terminated under certain circumstances and within 18 months BFS takes certain actions concerning an acquisition transaction with a third party.

          On December 3, 1996, Dime also announced a program to repurchase up to 5% of its outstanding common stock (approximately five million shares) and a plan to sell a total of approximately $950 million of mortgage-backed securities, with the proceeds of the sales used to reduce borrowings. Dime announced that it expected to further reduce its portfolio of mortgage-backed securities by not reinvesting the proceeds of an additional $300 million in such securities scheduled to mature in the fourth quarter of 1996. No time limit has been set to complete the stock repurchase, and the shares will be purchased at prevailing prices in the open market or in privately-negotiated transactions.


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          Copies of the Merger Agreement and Dime's press release, dated
December 3, 1996, in connection with the Merger and the other actions described in this Current Report are attached as exhibits and are incorporated herein by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

(a)-(b)   Not applicable.

    (c)   Exhibits Required by Item 601 of Regulation S-K

          Exhibit Number              Description

                 2                   Agreement and Plan of
                                     Merger, dated as of the 3rd
                                     day of December, 1996, by
                                     and among Dime Bancorp,
                                     Inc., Fifth Avenue Property
                                     Corp. and BFS Bankorp,
                                     Inc., including all annexes
                                     to the Agreement.

                99 Press release, dated December 3, 1996, issued by Dime Bancorp, Inc.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            DIME BANCORP, INC.





                                            By: /s/ James M. Large, Jr.
                                                -----------------------
                                                Name: James M. Large, Jr.
                                                Title: Chairman and Chief
                                                        Executive Officer


Date: December 11, 1996



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                                  EXHIBIT INDEX

          Exhibit Number              Description

                 2                   Agreement and Plan of
                                     Merger, dated as of the 3rd
                                     day of December, 1996, by
                                     and among Dime Bancorp,
                                     Inc., Fifth Avenue Property
                                     Corp. and BFS Bankorp,
                                     Inc., including all annexes
                                     to the Agreement.

                99 Press release, dated December 3, 1996, issued by Dime Bancorp, Inc.



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